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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SHUFFLE MASTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHUFFLE MASTER, INC.

        February 7, 2003

TO:    THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

        You are cordially invited to the Annual Meeting of Shareholders of Shuffle Master, Inc. to be held on March 12, 2003, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

        On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,
/s/ MARK L. YOSELOFF Mark L. Yoseloff Chairman of the Board, Chief Executive Officer, and President

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 7, 2003

To the Shareholders of Shuffle Master, Inc.:

        The Annual Meeting of Shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on March 12, 2003, at the Company's corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

  1.
  To set the number of directors at four (4);

  2.
  To elect four (4) directors to hold office until the next Annual Meeting or until their successors are elected;

  3.
  To approve the Company's 2003 Stock Option Plan for Non-Employee Directors which authorizes the issuance of options to purchase up to 500,000 shares of common stock; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on January 27, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,
/s/ GERALD W. KOSLOW Gerald W. Koslow Secretary

February 7, 2003
Las Vegas, Nevada

i

SHUFFLE MASTER, INC.
1106 PALMS AIRPORT DRIVE
LAS VEGAS, NEVADA 89119

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 12, 2003

        This Proxy Statement is furnished to holders of shares of common stock of Shuffle Master, Inc., as of January 27, 2003, in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 7, 2003.

        All properly executed proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted:

  •
  IN FAVOR OF setting the number of directors at four (4);

  •
  IN FAVOR OF election of the nominees for election as directors as listed in this Proxy Statement; and

  •
  IN FAVOR OF the proposal to approve the Company's 2003 Stock Option Plan for Non-Employee Directors which authorizes the issuance of options to purchase up to 500,000 shares of common stock.

        At the close of business on January 27, 2003, the record date for the Annual Meeting, there were 16,859,728 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

        The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. The Company will pay the expenses incurred in connection with these solicitations.

PROPOSALS NO. 1 AND 2
ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the shareholders may decrease the number of directors; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at four (4) at the Annual Meeting held on March 13, 2002, but was increased to five (5) by the board effective October 14, 2002. At that time, Garry W. Saunders was elected as an additional director by the Board of Directors. Another director, Thomas A. Sutton, has indicated that he does not intend to stand for reelection. The Company is exploring candidates to possibly replace Mr. Sutton on the board, and is considering continuing with a reduced number of directors. At the Annual Meeting, the number of directors will be set at four (4). If the Company identifies one or more additional directors later, the board has the authority to increase the number of directors and to elect such person(s) as director(s) to serve until the Company's next annual meeting.

        Directors are elected to serve a one-year term, and will serve until the next Annual Meeting, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

        Nominees For Election As Directors. All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:

Name	Age	Company Position	Director Since
Mark L. Yoseloff	56	Chairman of the Board, Chief Executive Officer, and President	1997
Howard P. Liszt	56	Director	2001
Ken Robson	52	Director	2001
Garry W. Saunders	51	Director	2002

        Dr. Mark L. Yoseloff has been Chief Executive Officer of the Company since June 2001 and was President of the Company from October 2000, until he became Chairman of the Board in February 2002. On January 31, 2003, Dr. Yoseloff was appointed President. Prior to that, he served as Executive Vice President of the Company from August 1997 to October 2000 and was appointed to the Company's Board of Directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as consultant to the Company. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (d/b/a/ Advanced Gaming Concepts), a company he founded in August 1993.

        Howard P. Liszt has been a member of the Company's Board of Directors since March 2001. Mr. Liszt has been a Senior Fellow at the University of Minnesota since January 2000. Mr. Liszt was an employee of Campbell-Mithun LLC, a Minneapolis, Minnesota-based marketing communications company from 1976 until December 1999, serving as President and CEO from 1990 until his departure. From 1995 to 2002, Mr. Liszt was also Chairman of Coleman Natural Products, Inc. a Denver, Colorado company that markets natural meat products. Mr. Liszt also serves as a director of Zomax, Inc., a Minneapolis, Minnesota company that provides outsourced supply chain management services.

        Ken Robson, a certified public accountant, has been a member of the Company's Board of Directors since March 2001. Mr. Robson has been a private investor and consultant for Iveystone Products International, Inc., a Richmond, Virginia consulting and investing firm, since 1996. From 1989 until 1996, Mr. Robson was President and owner of MCA, Inc., of Virginia, a software development firm. From 1986 until 1989, he was a partner at Behrens & Robson, Certified Public Accountants, in Richmond, Virginia. From 1981 through 1986, Mr. Robson was employed by CSX Realty, Inc., a subsidiary of CSX Corporation, in a variety of financial positions, most recently as Vice President of Finance. Prior thereto, from 1976 through 1980, he was an auditor with Peat Marwick Mitchell (now KPMG LLP) in Washington, DC.

        Garry W. Saunders was appointed to the Company's Board of Directors in October 2002. Mr. Saunders is currently a private investor and has been a director of Windsor Woodmont Black Hawk Resort Corporation since January 2002. Mr. Saunders served Playboy Enterprises, as President of its Gaming Division, from 1997 to 2001, and ITT Corporation, as Executive Vice President for the gaming activities of its Sheraton and Caesars World Divisions, from 1994 to 1997. In these positions, he was responsible for the development and operations of properties throughout the United States and various international locations. From 1980 to 1993, Mr. Saunders served in a variety of executive positions at the Atlantic City Sands Hotel and Casino, including the last six years as Executive Vice President. Mr. Saunders began his involvement in the gaming and hospitality industry as a manager in the management consulting group of Price Waterhouse & Co., (now PriceWaterhouseCoopers, LLC,) from 1976 to 1980, when he served as a consultant to gaming properties then opening in Atlantic City, New Jersey.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Board of Directors.    During the fiscal year ended October 31, 2002, the Board of Directors held thirteen (13) meetings. All members of the board attended at least 75% of the meetings held during their incumbency.

        Committees of the Board of Directors.    Standing committees of the Board of Directors include the Corporate Governance Committee, the Audit Committee, the Compensation Committee, and the Compliance Committee. Each committee member attended at least 75% of their respective committee meetings.

        Corporate Governance Committee.    In March 2002, the Board of Directors established the Corporate Governance Committee (the"Committee"), which includes Messrs. Liszt, Robson and Saunders, (as well as Mr. Sutton, whose membership on the Committee will end at the Annual Meeting of Shareholders when his term as a director ends). The Committee is composed solely of outside directors. The Committee also serves as the nominating committee.

        The Committee has been delegated responsibility for nominating Board members, reviewing the Chief Executive Officer's and Board of Directors' performance, and establishing guidelines for, and monitoring suggested ownership of, the Company's stock by outside directors, consistent with guidelines approved by the Board of Directors. Additionally, the Committee reviews succession planning as to Board members and executive officers, as well as strategic planning. The Committee also reviews and updates Board committee charters and assists the Chairman in preparing Board calendars and agendas.

        The Committee considers Board nominees recommended by the Company's shareholders; however, because its considerations of nominations are not publicly available, it does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. The Committee met nine (9) times in fiscal 2002, five (5) of which related to governance issues and four (4) of which related to nominating issues.

        Audit Committee.    The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter, as amended in January 2003, is attached to this proxy statement as Exhibit A. The Audit Committee currently consists of Messrs. Liszt, Robson, and Saunders, (as well as Mr. Sutton, whose membership on the Audit Committee will end at the Annual Meeting when his term as a director ends). The Board of Directors has determined that all of the members of the Audit Committee are financially literate, that at least one member of the Audit Committee has accounting and financing management expertise, and that all of the members of the Audit Committee are independent as defined in NASD Marketplace Rule 4200(a)(14) of the Nasdaq listing standards. The Audit Committee is responsible for appointing the Company's independent auditors, reviewing the scope of the audit, examining the auditor's reports, making appropriate recommendations to the board as a result of such review and examination, and making inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met eight (8) times in fiscal 2002. The report of the Audit Committee is included later in this Proxy Statement.

        Compensation Committee.    The Compensation Committee includes Messrs. Liszt and Robson (as well as Mr. Sutton, whose membership on the Compensation Committee will end at the Annual

Meeting when his term as a director ends) and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. The Compensation Committee met ten (10) times in fiscal 2002. The report of the Compensation Committee is included later in this Proxy Statement.

        Compliance Committee.    The Compliance Committee includes Mr. Saunders and is responsible for implementing and monitoring the Company's internal reporting system regarding compliance with gaming regulatory requirements. It reviews information and reports regarding the suitability of potential key employees of the Company or other parties who may be involved in material transactions or relationships with the Company. Other members of the Compliance Committee are currently the Company's president, general counsel and director of compliance. The Compliance Committee met three (3) times in fiscal 2002.

COMPENSATION OF DIRECTORS

        Existing Compensation.    Outside directors currently receive a quarterly payment of $4,000. Additionally, each outside director receives an annual grant of non-qualified stock options pursuant to the terms and conditions of the Company's 2002 Restated Outside Directors' Option Plan (the "2002 Directors' Plan"). These options are granted immediately after each Annual Meeting of Shareholders. The Board of Directors determines, at the date of grant, the number of options granted to each outside director, the exercise price, the vesting schedule and other option terms. The Board of Directors may also make discretionary option grants to outside directors. In all cases, the exercise price of the options must be at least equal to the closing price of the Company's common stock on the date of grant. All options granted under the 2002 Directors' Plan expire the earlier of seven (7) years from the date of the grant or twelve (12) months after the director leaves the Board of Directors. All outstanding options automatically become fully vested upon the occurrence of an event that constitutes a "change in control" of the Company, as defined.

        The Board of Directors made annual grants of 10,000 options to each of Howard Liszt, Thomas Sutton, and Ken Robson following the Annual Meeting of Shareholders in March 2002. The Board of Directors also made discretionary grants of 7,500 options to Patrick Cruzen in January 2002 and 10,000 options to Thomas Sutton in January 2003 in recognition of these retiring directors' long service on the Board of Directors. In October 2002, the Board of Directors granted 20,000 options to Garry Saunders upon his appointment to the Board, which vest over two years.

        Intended Compensation.    Following the Annual Meeting of Shareholders in March 2003, outside directors will receive a payment each quarter of $5,000. The Board of Directors has adopted and, at the Annual Meeting of Shareholders, is seeking shareholder approval of, the 2003 Stock Option Plan for Non-Employee Directors (the "2003 Directors' Plan"). Under the 2003 Directors' Plan, each outside director will be eligible, at the recommendation of the Corporate Governance Committee and upon approval by the Board of Directors, to receive an annual grant of non-qualified stock options after each Annual Meeting of Shareholders. The Corporate Governance Committee, with the approval of the Board of Directors, will determine, at the date of grant, the number of options granted to each outside director, the exercise price, the vesting schedule and other option terms. The Board of Directors, following Corporate Governance Committee recommendation, may also make discretionary option grants to outside directors. In all cases, options will be subject to the terms of the 2003 Directors' Plan and such terms and conditions as Board of Directors and Corporate Governance Committee may require.

        The 2003 Directors' Plan limits the number of options that may be granted to any outside director in any fiscal year to a maximum of 30,000. The 2003 Directors' Plan also requires that the exercise price of stock options must be at least equal to the closing price of the Company's common stock on the date of grant and limits the exercise period for stock options to a maximum of ten (10) years. All options will expire twelve (12) months after the director leaves the Board of Directors. All outstanding grants automatically become fully vested upon the occurrence of an event that constitutes a "change in control" of the Company, as defined.

        Stock options, under either plan, will not have any value unless the price of the Company's common stock increases prior to expiration of the option.

PROPOSAL NO. 3
APPROVE THE 2003 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

        At the Annual Meeting, the shareholders will be asked to approve the Shuffle Master, Inc. 2003 Stock Option Plan for Non-Employee Directors (the "Plan"). On January 27, 2003, the Board of Directors adopted the Plan and reserved 500,000 shares of the Company's authorized common stock for issuance upon exercise of options. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit B to this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Plan.

        The purposes of the Plan are: (i) to assist the Company in attracting and retaining non-employee directors with experience and ability; and (ii) to align the interests of non-employee directors with those of the Company's shareholders. The Plan is separate from and in addition to the Company's existing stock option plans, but is substantially similar to the Company's 2002 Stock Option Plan. Options granted under the Plan will be "non-qualified" options which do not qualify for special tax treatment.

        A committee of the Board of Directors has authority to administer the Plan, although during any period that no committee is appointed the Plan will be administered by the Board of Directors. The Plan provides for the grant of options upon the initial election or appointment of a non-employee director, upon each annual meeting of the Company's shareholders, and at such other times as the committee may determine in its discretion. The committee may set such terms and impose such conditions as it deems appropriate in connection with the exercise of options, however the Plan provides that the exercise price set for options must be at least one hundred percent (100%) of the fair market value of the Company's common stock on the date of grant, and that options may not be granted with exercise periods longer than 10 years. If not otherwise specified by the committee at the time of grant, an option will vest immediately for one-half of the shares subject to the option, and will vest for the remaining shares on the 12 month anniversary of the date of execution of the option agreement. The Plan imposes a maximum of 30,000 shares with respect to which options may be granted to any non-employee director during any fiscal year of the Company.

        The Plan provides that the exercise price of any stock option may be payable: (i) in cash or by check, bank, draft, or money order acceptable to the Company; (ii) by the surrender to the Company of shares of the Company's common stock having a fair market value equal to the aggregate exercise price of the stock options being exercised; or (iii) by any other method of payment approved by the committee from time to time.

        If an optionee ceases to be a director for any reason, his or her any outstanding options must be exercised within the earlier of the exercise period stated in the option agreement or the twelve (12) month period following the date the non-employee director ceases to be a director. If an optionee ceases to be a director by reason of death or permanent disability, any outstanding options will become fully vested and immediately exercisable. An optionee who becomes an employee will not be eligible for the grant of options during the period of employment, but the period of employment is treated as service as a director for purposes of the Plan. In the event an optionee is removed as a director for cause, all of his or her options will immediately cease to be exercisable.

        No stock option granted under the Plan is transferable other than by will, the laws of descent and distribution or by a gift or other transfer other than for value. Such transfers may be made only to a family member or to certain related trusts.

        Options will become immediately vested and exercisable upon the occurrence of any of the following events: (i) upon a tender offer to acquire twenty percent (20%) or more of the Company's outstanding common stock; (ii) if the Company or its officers and directors complete the issuance or transfer of common stock (or voting rights) representing at least twenty percent (20%) of the outstanding common stock of the Company; (iii) if a proxy statement proposes a vote at a shareholder meeting related to any merger of the Company, any sale of substantially all of the Company's assets or any reorganization of the Company involving a change in beneficial ownership of the Company; (iv) if any person acquires forty percent (40%) or more of the voting stock of the Company; (v) if a majority of Board members are elected to the Board of Directors other than as nominated by the existing Board members; (vi) upon the occurrence of any other event which the committee determines is of similar effect, or (vii) death or disability (as defined in the Plan) of the optionee while a director of the Company. If any of the preceding events occur, the Company can make a "cash out" payment to the optionee based upon the fair market value of the stock, in lieu of issuing stock. In addition, the number of shares issuable to any optionee may be reduced subject to the "golden parachute" limitations on the Company's deductibility of compensation.

        There will be no federal income tax consequences to either the director or the Company on the grant of an option. On the exercise of an option, the director will have taxable ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the director's taxable ordinary income. Upon disposition of the stock, such director will recognize long-term or short-term capital gain or loss, depending upon the holding period, equal to the difference between the amount realized on such disposition and the director's basis for the stock, which will include the amount previously recognized as ordinary income. Upon the exercise of an option, the Plan gives the Company the right to require the optionee to pay to the Company any amount necessary to satisfy applicable federal, state, or local withholding tax requirements.

        The Board of Directors endorses the purposes of the Plan set forth above and believes the proposal to adopt the Plan is in the best interests of the Company and its shareholders and recommends its approval. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice in their Proxies. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposal.

        The Board of Directors recommends a vote FOR approving the Shuffle Master, Inc. 2003 Stock Option Plan for Non-Employee Directors.

EXECUTIVE OFFICERS

        In addition to Mark L. Yoseloff, whose biography was listed previously, Gerald W. Koslow serves as an executive officer of the Company.

        Gerald W. Koslow, 43 years old, has been the Company's Chief Financial Officer since March 2002. Mr. Koslow was appointed Senior Vice President and Secretary on January 31, 2003. Mr. Koslow joined the Company in January 1999 as Corporate Controller. From March 1998 until December 1998, Mr. Koslow was Vice President of Finance of Envirotech, Inc., a Las Vegas, Nevada consumer products manufacturer. From February 1988 until January 1998, Mr. Koslow was Vice President of Finance of Enreco, Inc., an Amarillo, Texas construction company which performed hazardous waste remediation. Previously, he was a partnership accountant with Lear Petroleum Corporation from May 1984 to April 1987 and a staff auditor with Price Waterhouse & Co. (now PriceWaterhouseCoopers, LLC) from July 1981 until April 1984. Mr. Koslow is a Certified Public Accountant.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 2002, 2001 and 2000, for the Chief Executive Officer and executive officer serving at January 31, 2003, a former executive officer that resigned on January 31, 2003, and two other persons who served as executive officers during the year ended October 31, 2002, in each case whose compensation earned in fiscal 2002 exceeded $100,000:

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
Name and Principal Position	Fiscal Year					All Other Compensation
		Salary	Bonus(1)	Options
		($)	($)	(#)		($)
Mark L. Yoseloff Chairman of the Board, Chief Executive Officer, and President	2002 2001 2000	245,000 130,000 118,000	157,000 118,000 141,000	100,000 160,000 112,500	(2) (2)	1,000 1,000 1,000
Gerald W. Koslow Senior Vice President, Chief Financial Officer, and Secretary(3)	2002 2001 2000	137,000 114,000 105,000	67,000 47,000 45,000	35,000 32,500 15,000	(2)	2,000 3,000 3,000
Mark A. Lipparelli(4)	2002 2001	222,000 77,000	109,000 39,000	40,000 150,000	(2)	1,000 —
Joseph J. Lahti(5)	2002 2001 2000	230,000 256,000 246,000	— 131,000 159,000	— — 225,000		404,000 155,000 140,000	(7) (7) (7)
Gary W. Griffin(6)	2002 2001 2000	137,000 162,000 156,000	— 83,000 101,000	— — 90,000	(2)	94,000 3,000 3,000	(8)

(1)
Performance bonuses based on fiscal year performance were paid in December, shortly after the close of the fiscal year to which they relate.

(2)
Annual option grants are typically made prior to the end of each fiscal year; however, in fiscal 2002 and 2000 the options shown were granted in November, just after the close of the fiscal year.

(3)
Mr. Koslow was appointed Senior Vice President and Secretary effective January 31, 2003.

(4)
Mr. Lipparelli resigned all positions with the Company effective January 31, 2003.

(5)
Mr. Lahti resigned as Chief Executive Officer in June 2001 and as Chairman of the Board and director in February 2002.

(6)
Mr. Griffin resigned as Chief Financial Officer, Vice President of Finance, Treasurer and Secretary in March 2002.

(7)
Includes $400,000 in compensation paid to Joseph J. Lahti in fiscal 2002 pursuant to the non-competition provision of Mr. Lahti's Executive Employment Agreement dated September 1, 2001 and $150,000 and $135,000 in compensation paid to Mr. Lahti in fiscal 2001 and 2000, respectively, pursuant to the non-competition provisions of his Executive Employment Agreement dated November 1, 1999.

(8)
Includes $90,000 in compensation paid to Mr. Griffin in fiscal 2002 pursuant to the non-competition provisions of his Employment Agreement dated May 22, 2002.

Option Grants During The Fiscal Year Ended October 31, 2002

        The following table sets forth information with respect to each option granted to the executive officers and former executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 2002:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percentage of Total Options Granted to Employees In Fiscal Year
Name	Options Granted		Exercise Price	Expiration Date
					5%	10%
	(#)	(%)	($)		($)	($)
Mark L. Yoseloff	100,000	21.0	21.91	11/4/12	1,378,000	3,492,000
Gerald W. Koslow(2)	25,000	5.2	18.68	3/12/12	294,000	744,000
	10,000	2.1	21.91	11/4/12	138,000	349,000

	35,000	7.3			432,000	1,093,000
Mark A. Lipparelli(3)	25,000	5.2	16.46	1/23/12	259,000	656,000
	15,000	3.2	21.91	11/4/12	207,000	524,000

	40,000	8.4			466,000	1,180,000
Joseph J. Lahti	—	—	—	—	—	—
Gary W. Griffin	—	—	—	—	—	—

(1)
The compounding assumes a ten-year exercise period for all option grants. These amounts represent assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may be higher or lower than the actual results achieved when these executive officers exercise their options.

(2)
Mr. Koslow was appointed Senior Vice President and Secretary effective January 31, 2003.

(3)
Mr. Lipparelli resigned all positions with the Company effective January 31, 2003.

Aggregate Options Exercised In The Fiscal Year Ended October 31, 2002 And Option Values At October 31, 2002

        The following table sets forth certain information regarding options to purchase shares of common stock exercised during the Company's fiscal year ended October 31, 2002, and the number and value of options to purchase shares of common stock held as of October 31, 2002, by the executive officers and former executive officers named in the Summary Compensation Table:

			Number of Options at October 31, 2002		Value of Unexercised In-the-Money Options at October 31, 2002(2)
	Number of Shares Acquired on Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)	(#)	($)	($)
Mark L. Yoseloff	—	—	405,836	259,168	6,833,000	2,058,000
Gerald W. Koslow(3)	16,250	157,500	15,834	69,166	164,000	900,000
Mark A. Lipparelli(4)	—	—	50,000	140,000	446,000	1,069,000
Joseph J. Lahti	10,602	93,500	—	—	—	—
Gary W. Griffin	169,000	1,920,000	—	19,005	—	364,000

(1)
"Value Realized" is the difference between the closing price per share on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise of the option.

(2)
"Value of Unexercised In-the-Money Options" is the difference between the closing price per share of $22.94 at October 31, 2002, and the exercise price per share multiplied by the number of shares subject to options.

(3)
Mr. Koslow was appointed Senior Vice President and Secretary effective January 31, 2003.

(4)
Mr. Lipparelli resigned all positions with the Company effective January 31, 2003.

Equity Compensation Plan Information

        The following table sets forth certain information as of January 27, 2003 with respect to compensation plans of the Company under which shares of the Company's common stock may be issued (shares in thousands):

Plan Category	Number of Securities Which May Be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders
1993 Stock Option Plan			54
Vested	560
Unvested	118
2002 Stock Option Plan			901
Vested	151
Unvested	742
1994 Directors' Stock Option Plan			33
Vested	158
Unvested	10

Total Approved	1,739	$13.17	988
Equity Compensation Plans Not Approved by Security Holders	81	$15.58	—

Total Approved and Unapproved	1,820	$13.28	988

        The 1993 Stock Option Plan ("1993 Plan") and 2002 Stock Option Plan ("2002 Plan") both permit the granting to employees of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options that do not meet the requirements of Section 422. Additionally, grants of non-qualified stock options may be made to consultants. Stock options must be granted at an exercise price at least equal to the market value of the Company's common stock at the date of grant. Options granted under the 1993 Plan and 2002 Plan generally vest in equal increments over three or four years and expire ten years from the date of grant. The 1993 Plan will expire during 2003, although options granted thereunder will remain outstanding under their terms.

        The 2002 Restated Outside Directors' Option Plan ("2002 Director's Plan") permits the granting of non-qualified stock options to outside directors upon their election or re-election to the Board of Directors, or at other times at the discretion of the board. Non-qualified options do not meet the requirements of Section 422 of the Internal Revenue Code. Options are granted to each eligible director with an exercise price equal to the fair market value of the Company's common stock on the date of the grant. Generally, options are immediately exercisable and expire seven years from the date of grant. The 2002 Directors' Plan will expire during 2004, although options granted thereunder will remain outstanding under their terms.

        As of January 27, 2003, 81,000 options are outstanding under equity compensation plans not approved by shareholders. Mr. Lipparelli, a former executive officer, was granted 75,000 options in connection with his hiring; 50,000 unvested options expired immediately on and 25,000 expire 90 days from his resignation date. The remaining 6,000 outstanding options were granted to a consultant.

Executive Employment Agreements

        Mark L. Yoseloff.    Effective May 1, 2002, the Company entered into a new executive employment agreement with Dr. Yoseloff related to his services as an officer and employee of the Company. Under the agreement, Dr. Yoseloff was paid a base salary at an annual rate of $300,000 through October 31, 2002, is being paid a base salary of $325,000 from November 1, 2002 to October 31, 2003, and will be paid a base salary of $350,000 from November 1, 2003 to October 31, 2004. In addition, Dr. Yoseloff is eligible to receive bonuses similar to other executive officers, plus up to $100,000 in discretionary bonuses as may be awarded by the Board of Directors. He is also not permitted to compete with the Company during the term of his full-term employment.

        Dr. Yoseloff's agreement does not require the grant of any stock options; however, he may be granted options at the discretion of the Board of Directors, similar to other executive officers and employees. Dr. Yoseloff's employment agreement also provides that in the event of any cessation of his full-time employment other than for cause, Dr. Yoseloff will receive a salary continuation payment, over the three years following his full-time employment, equal to his annual base salary at the time of the cessation plus his average annual bonus over the prior three years. This payment will be payable in thirty-six (36) equal monthly installments. While such payments are being made, Dr. Yoseloff will remain an employee of the Company and will receive benefits similar to other employees of the Company. The agreement also contains customary confidentiality provisions and describes other Company policies and independent covenants.

        Simultaneously, the Company entered into a covenant not to compete agreement with Dr. Yoseloff covering the three years immediately following the cessation of his full-time employment. During this three year period, Dr. Yoseloff will receive a payment, in addition to the salary continuation payment, as consideration for his non-competition agreement, equal to twice the sum of the following: Dr. Yoseloff's base salary at the time of his cessation of his full-time employment plus his average annual bonus over the prior three years. This payment will be payable in three equal annual installments on January 5th of each year following the end of his full-time employment.

        Mark A. Lipparelli.    Mr. Lipparelli was employed under a written employment agreement with a term from March 2001 until October 31, 2002. Mr. Lipparelli resigned all positions with the Company effective January 31, 2003.

        Gerald W. Koslow.    The term of Mr. Koslow's written employment agreement with the Company expired in October 2001. The Board of Directors has been in the process of negotiating a new employment agreement with him.

        Joseph J. Lahti.    Mr. Lahti resigned as a full-time employee of the Company in October 2001 and resigned as Chairman of the Board and a director effective as of February 2, 2002. Mr. Lahti remains a part-time employee pursuant to an executive employment agreement effective September 1, 2001 and is providing services related to acquisitions, strategic matters, business development and marketing strategy on a part-time basis through January 31, 2005.

        Under the agreement, Mr. Lahti received a base salary at an annual rate of $200,000 from November 1, 2001 to January 31, 2003, and will receive a base salary at annual rates of $150,000 from February 1, 2003 to January 31, 2004, and $100,000 from February 1, 2004 to January 31, 2005. In addition, during each twelve-month period of Mr. Lahti's agreement beginning February 1, 2002, Mr. Lahti is also receiving a bonus of $43,667, which amount is equivalent to one-third of his fiscal

2001 bonus. Mr. Lahti is also entitled to receive benefits similar to other employees of the Company during the term of the agreement.

        Mr. Lahti is permitted to render consulting services to other, non-competing, businesses. The agreement also extended Mr. Lahti's previous non-competition agreement by two years and now provides that Mr. Lahti may not compete with the Company through October 31, 2006 and, related to such non-competition provisions, is entitled to payments of $150,000 in January of each year of the non-competition agreement. If Mr. Lahti's employment is terminated, Mr. Lahti will receive a lump-sum payment equal to $750,000 less any non-competition payments already made, and if Mr. Lahti remains employed by the Company until January 6, 2006, Mr. Lahti will receive an extra payment of $150,000. If Mr. Lahti's employment is terminated without just cause, Mr. Lahti will be entitled to immediately receive all salary, benefits, and bonuses and all stock options held by Mr. Lahti would immediately vest. Additionally, because Mr. Lahti remained as Chairman of the Board through February 1, 2002, Mr. Lahti earned and was paid a bonus of $250,000.

        The agreement also provides that if any payment to Mr. Lahti would be otherwise subject to the excise tax imposed under the "golden parachute" provisions of the tax laws, the amount of any such payment will be increased so that the net amount retained by Mr. Lahti, after payment of such excise tax, would equal the amount to which Mr. Lahti would otherwise be entitled. The agreement also contains customary confidentiality provisions, sets forth termination or resignation procedures and limitations, and describes other Company policies and independent covenants.

        Gary W. Griffin.    Effective May 22, 2002, the Company entered into an employment agreement with Gary W. Griffin related to his services as an employee of the Company. Mr. Griffin agreed to remain a full-time employee of the Company through June 30, 2002 and, from July 1, 2002 through September 30, 2003, to remain a part-time employee and to provide services related to financial, business or systems activities, corporate financial or business planning, investor relations, acquisitions and similar matters. Under the agreement, Mr. Griffin received a base salary at an annual rate of $170,000 per year through June 30, 2002 and, beginning July 1, 2002 through September 30, 2003, is receiving a base salary at an annual rate of $64,000 per year. Mr. Griffin is not eligible to receive bonus payments. Under the agreement, Mr. Griffin received benefits similar to other executive officers through June 30, 2002 and is receiving benefits similar to other employees of the Company during the balance of the term of the agreement.

        Mr. Griffin is allowed to provide consulting or part-time employment services to other, non-competing businesses. The agreement also extended Mr. Griffin's previous non-competition agreement through April 30, 2005 for which Mr. Griffin was paid $90,000 on May 24, 2002 and is to receive additional payments of $90,000 on each of May 1, 2003 and May 1, 2004. If Mr. Griffin's employment is terminated without just cause, Mr. Griffin will be entitled to immediately receive all salary benefits and bonuses. The agreement also contains customary confidentiality provisions, sets forth termination or resignation procedures and limitations, and describes other company policies and independent covenants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In October 1996, the Board of Directors of the Company approved a $300,000 loan to Joseph L. Lahti, then the Company's President. These funds were advanced to Mr. Lahti in November 1996. The loan bore interest at seven percent (7%) and was secured by a right of offset against the Company's obligation to pay Mr. Lahti under his executive employment agreement. During fiscal 2002, Mr. Lahti paid accrued interest of $23,727, as well as the full principal amount of $300,000 that was due under the loan.

        In March 1997, the Company purchased certain intellectual property from Dr. Mark Yoseloff and a company owned by Dr. Yoseloff. The purchase price included amounts previously paid to this company for certain licensing rights and amounts previously paid to another company owned by Dr. Yoseloff. The balance of the purchase price was paid by the issuance of shares of the Company's common stock and cash payments, both made equally over twenty (20) quarterly installments beginning in March 1997. These share issuances and payments were completed in December 2001. In a related but separate agreement, Dr. Yoseloff signed a five-year employment contract with the Company commencing August 1, 1997. Under the terms of the agreement, Dr. Yoseloff has received $100,000 per year. During fiscal 2002, the remaining balance of $75,000 owed to Dr. Yoseloff under this agreement was paid in full. The Company has treated the payments made under this agreement as payments related to the acquisition of intellectual property, not as compensation paid to Dr. Yoseloff.

        Other than the two transactions described above, both of which were satisfied during fiscal 2002, the Company has no other reportable relationships or transactions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee and the stock performance graph that appears later in this proxy statement shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

        The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

        It is the intention of the Compensation Committee to utilize a pay-for-performance compensation program that is directly related to achievement of the Company's financial and strategic objectives. The primary elements of the program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; and (iii) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

        Base salaries of the Company's executive officers are intended to be competitive with the base salaries paid by other corporations engaged in business similar to the Company, particularly in supplying the gaming and leisure industries. Base salaries are determined for executive officer positions using compensation surveys, taking into account variables such as geography, job comparability, size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers cannot participate in the employee-wide profit sharing plan.

        The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Presuming such objectives are met, each executive officer is eligible to receive a cash bonus determined by meeting that individual's financial, strategic and operating objectives as proposed by the Compensation Committee and approved by the Board of Directors. Incentive compensation is reviewed annually. The Compensation Committee may also provide cash bonus opportunities to executive officers based upon meeting specific operational objectives.

        The 1993 Stock Option Plan (which will expire in 2003) and the 2002 Stock Option Plan are the basis of the Company's long-term incentive plan for executive officers and other key employees. The objectives of these plans are to align executive officers' long-term interests with those of the shareholders by creating a direct incentive for executive officers to increase shareholder value. The option grants allow executive officers to purchase shares of Company common stock at a price equal to the fair market value of the stock on the date of grant over a term of ten (10) years. The award of options is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

        Dr. Mark L. Yoseloff became Chairman of the Board of Directors on February 2, 2002. Dr. Yoseloff began his employment with the Company as its Executive Vice President in August 1997, was promoted to President in October 2000 and became Chief Executive Officer in June 2001.

        The Compensation Committee determined its recommendation for Dr. Yoseloff's total compensation as Chief Executive Officer by reference to the compensation of his predecessor, Joseph J. Lahti, by comparison to salaries paid to chief executive officers in peer companies, and in recognition of his contribution to the operation of the Company as Executive Vice President and President over the past five and one-half years.

        Dr. Yoseloff's salary was $245,000 in fiscal 2002, plus $75,000 paid pursuant to his 1997 employment agreement. The Company has treated the payments made under this agreement as payments related to the acquisition of intellectual property and not as compensation paid to Dr. Yoseloff. The payments made under this Agreement during fiscal 2002 were the final payments to be made pursuant to this 1997 employment agreement. Additionally, Dr. Yoseloff also earned a bonus of $157,000 as a result of his achievement of the financial performance objectives set by the Board of Directors under the executive bonus plan. Dr. Yoseloff was also granted 100,000 stock options during fiscal 2002. Dr. Yoseloff's current annual salary is $325,000 and he will be eligible for a bonus during fiscal 2003 under the Company's executive bonus plan.

Howard P. Liszt Ken Robson Thomas A. Sutton Members of the Compensation Committee

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the last five fiscal years, assuming $100 invested at October 31, 1997, with the reinvestment of all dividends, as if such amounts had been invested in: (i) the Company's common stock; (ii) the stocks included in the Russell 2000 Index; and (iii) the stocks of a peer group index.

	Investment Value as of October 31,
	1997	1998	1999	2000	2001	2002
Russell 2000 Index	$100	$88	$101	$119	$104	$92
Old Peer Group	$100	$66	$144	$209	$336	$291
New Peer Group	$100	$75	$169	$241	$260	$246
Shuffle Master, Inc.	$100	$102	$113	$285	$358	$655

        The Company has elected to compare an investment in its stock to a peer group index rather than a published industry index because it believes such peer group index includes companies whose businesses are more similar to that of the Company than any published index.

        The Company has made changes to the membership of its peer group index this year. Two of the eight companies included in the peer group when it was first used in the Company's February 1999 proxy statement are no longer publicly traded. This year the Company has added Multimedia Games, Inc. The new peer group index consists of all surviving members of the old peer group index plus Multimedia Games, Inc. The new peer group index is comprised of the following companies: Acres Gaming, Incorporated, Alliance Gaming Corporation, Aristocrat Leisure Limited, Mikohn Gaming Corporation, Multimedia Games, Inc., Paul-Son Gaming Corporation and WMS Industries, Inc.

        The old peer group index was initially comprised of the following companies: Acres Gaming Incorporated; Alliance Gaming Corp.; Casino Data Systems; Mikohn Gaming Corporation; Paul-Son Gaming Corporation; Silicon Gaming Inc. and WMS Industries, Inc. The old peer group index assumed that the proceeds that would have been received upon the acquisition, for cash, of Casino Data Systems by Aristocrat Leisure Limited ("Aristocrat") in June 2001 would have been invested in Aristocrat and that the proceeds that would have been received upon the acquisition, for cash, of Silicon Gaming in March 2001 would have been invested in all other members of the old peer group in proportion to the market capitalization of each at October 31, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock of the Company beneficially owned: (i) by each nominee for election as a director; (ii) by each executive officer and former executive officer named in the Summary Compensation Table; and (iii) by all directors and executive officers as a group, as of January 27, 2003.

	Shares Beneficially Owned(1)
Name of Beneficial Owner(2)
	Number	Percent
Mark L. Yoseloff(3)	532,678	3.1
Gerald W. Koslow	31,668	*
Howard P. Liszt	55,000	*
Ken Robson	62,250	*
Garry W. Saunders(4)	11,000	*
Mark A. Lipparelli(5)	59,334	*
Joseph J. Lahti	—	*
Gary W. Griffin	—	*
Thomas A. Sutton(6)	65,540	*
All directors and executive officers as a group (5 persons)(7)	692,096	3.9

*
Less than 1%

(1)
Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 31, 2003, or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of common stock owned by the individual and when determining the percent owned by the group. Shares related to such stock options included in the table above are as follows: Mark L. Yoseloff, 420,838 shares;; Gerald W. Koslow, 29,668 shares; Howard P. Liszt, 52,000 shares, Ken Robson, 52,000 shares; Garry W. Saunders, 10,000 shares; and all directors and executive officers as a group, 564,506 shares.

(2)
The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada 89119.

(3)
Includes 1,500 shares held by Dr. Yoseloff's minor child.

(4)
Includes shares held jointly by Mr. Saunders and his wife.

(5)
Mr. Lipparelli resigned all positions with the Company effective January 31, 2003.

(6)
Includes shares held jointly by Mr. Sutton and his wife.

(7)
Because Mr. Lipparelli resigned effective January 31, 2003 and Mr. Sutton is not a candidate for re-election as a director, their holdings are excluded from this total.

        The following table sets forth the number of shares of common stock beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock as of January 27, 2003.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number		Percent
Liberty Wanger Asset Management L.P.(1) 227 West Monroe Suite 3000 Chicago, Illinois 60606	1,414,000	(1)	8.4
Kayne Anderson 1800 Avenue of the Stars, Suite 200 Los Angeles, CA 90067	1,314,447	(1)	7.8
Banc of America Capital 100 N. Broadway, Fifth Floor St. Louis, MO 63102	994,368	(1)	5.9

(1)
Based on a Schedule 13F filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent (10%) of the Company's common stock to file reports regarding their ownership, acquisitions and dispositions of the Company's common stock with the Securities and Exchange Commission. All executive officers and directors filed reports as required during the year ended October 31, 2002.

INDEPENDENT AUDITORS

        Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 2002 are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board of Directors expects to retain Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 31, 2003.

        The Company paid Deloitte & Touche LLP the following amounts during the fiscal year ended October 31, 2002:

Audit fees (includes audit and review of the Company's fiscal 2002 financial statements and interim financial statements)	$80,000
Financial information systems design and implementation fees	None
All other fees(1)	$129,000

(1)
All other fees includes $92,000 for services related to tax matters, $28,000 for services related to possible acquisitions, and $9,000 in audit related fees.

REPORT OF AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2002. The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. The restated Audit Committee Charter is included as Exhibit A to this Proxy Statement.

        This report confirms that the Audit Committee has:

  •
  reviewed and discussed with management the Company's system of internal controls and the Company's audited financial statements for the year ended October 31, 2002,

  •
  reviewed and discussed such financial statements with Deloitte & Touche LLP, the Company's independent auditors,

  •
  discussed with the Company's independent auditors the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees),

  •
  received, read and reviewed the written disclosures and the letter from the Company's independent auditors as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees),

  •
  discussed with the Company's independent auditors their independence from the Company, and

  •
  considered the provision of non-audit professional services rendered by the Company's independent auditors, as disclosed elsewhere in this proxy statement, and has concluded that the provision of such services is compatible with maintaining their independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended October 31, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Howard P. Liszt Ken Robson Garry W. Saunders Thomas A. Sutton Members of the Audit Committee

SUBMISSION OF SHAREHOLDER PROPOSALS

        The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 2003 annual meeting must be received by the Company on or before October 8, 2003.

OTHER BUSINESS

        The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Satement and knows of no other business to come before the meeting.

By Order of the Board of Directors,
/s/ GERALD W. KOSLOW Gerald W. Koslow Secretary

Date:    February 7, 2003

EXHIBIT A

SHUFFLE MASTER, INC.
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.    PURPOSE

        The Audit Committee is established by the Board of Directors ("Board") to assist the Board in its oversight of:

  •
  the integrity of the Shuffle Master, Inc. (the "Company") financial statements,

  •
  the independent auditors' performance, qualifications and independence,

  •
  the performance of the Company's internal audit function, and

  •
  the Company's system of disclosure controls and internal controls.

        The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and is responsible for maintaining appropriate accounting and financial reporting principles, policies and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal auditing department examines and evaluates the adequacy and effectiveness of the Company's system of internal controls. The independent auditor is responsible for planning and carrying out a proper audit and review in accordance with generally accepted auditing standards.

        The Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board.

        The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities. Such advisors may or may not be those generally consulted by the Company, at the discretion of the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage. The Audit Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The scope of the Audit Committee's authority shall be broadly interpreted to ensure that it is able to fulfill its responsibilities and duties.

        The Audit Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II.    COMPOSITION AND MEETINGS

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

        All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. Without limitation, each member shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background so as to qualify such director as a "financial expert" in compliance with the criteria established by the Securities and Exchange Commission ("SEC") and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC.

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect. The Audit Committee shall also meet periodically with management, the director of internal audit and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's periodic filings with the SEC.

III.    RESPONSIBILITIES AND DUTIES

        The Audit Committee shall have the following responsibilities and other responsibilities assigned to it by the Board from time to time:

Reports and Accounting Information Review

  1.
  Review and discuss with management and the independent auditors the Company's annual financial statements and Form 10-K prior to its filing. Such review to include items required by SAS 61 or other applicable laws and regulations.

  2.
  Review the independent auditors' attestation and report on management's internal control report, as required by applicable laws and regulations. Hold timely discussions with management and the independent auditors regarding the following:

  (i)
  all critical accounting policies and practices,

  (ii)
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor,

  (iii)
  other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

  (iv)
  an analysis of the auditors' judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

  3.
  Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

  4.
  Review and discuss with management and independent auditors the Company's quarterly financial statements and Form 10-Q prior to its filing. Such review to include items required under SAS 71 or other applicable laws and regulations.

  5.
  In consultation with management, internal audit staff, and the independent auditors, consider the integrity of the Company's financial reporting process and internal control structure. Discuss significant financial risk exposures and the steps taken to monitor, control and report such exposures.

  6.
  Review earnings press releases and other press releases related to the Company's financial condition and results of operations with management prior to their release.

  7.
  Review reports to management prepared by the internal audit department and management's responses.

  8.
  On a periodic basis, and at least annually, review with the Company's general counsel any legal or compliance matters that could have a material impact on the Company's financial statements.

Independent Auditors

  9.
  Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Assure regular rotation of the lead audit partner and the reviewing audit partner in accordance with applicable rules and regulations. Evaluate the performance and independence of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

  10.
  Review and discuss with the independent auditors all significant relationships they have with the Company and receive a written statement, at least annually, from the auditors as to their independence that identifies all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1. Consider whether the auditors' performance of permissible nonaudit services is compatible with the auditors' independence.

  11.
  At least annually, obtain and review a report by the independent auditor describing the firm's internal quality control procedures.

  12.
  Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed in periodic reports as required by Section 13(a) of the Securities Exchange Act of 1934.

  13.
  Review the independent auditors audit plan including scope, staffing, reliance upon management and general audit approach.

Internal Audit

  14.
  Review and advise on the selection and removal of the internal audit director.

  15.
  Review activities, performance, organizational structure, and qualifications of the internal audit function.

  16.
  Periodically review and recommend changes (if any) to the internal audit charter.

  17.
  Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

Other Responsibilities

  18.
  Set hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

  19.
  Prepare the report that the SEC requires be included in the Company's annual proxy statement.

  20.
  Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

  21.
  Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

  22.
  Review this Charter, at least annually, and recommend to the Board any necessary amendments as conditions dictate. Publish charter in the Company's annual proxy statement as required by applicable laws and regulations.

  23.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Adopted January 14, 2003

EXHIBIT B

SHUFFLE MASTER, INC.
2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

TABLE OF CONTENTS

1.	Purposes	2
2.	Definitions	2
3.	Option Stock Available Under Plan.	4
4.	Administration	4
5.	Eligibility for Options	5
6.	Terms and Conditions of Options	5
7.	Adjustments	9
8.	Acceleration of Vesting and Exercisability Upon Certain Events.	9
9.	Rights as Stockholder	11
10.	No Obligation to Exercise Option; Maintenance of Relationship	11
11.	Withholding Taxes	11
12.	Purchase for Investment; Rights of Holder on Subsequent Registration	11
13.	Modification of Outstanding Options	12
14.	Approval of Shareholders	12
15.	Liquidation	12
16.	Restrictions on Issuance of Shares	12
17.	Termination of the Plan	13
18.	Modifications to the Plan	13
19.	General Provisions	13

SHUFFLE MASTER, INC.
2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.
Purposes. The principal purposes of the Shuffle Master, Inc. (the "Company") 2003 Stock Option Plan for Non-Employee Directors (the "Plan") are:

A.
to provide long-term incentives and rewards to non-employee directors of the Company;

B.
to assist the Company in attracting and retaining non-employee directors with desired experience and ability; and

C.
to align the interests of such non-employee directors with those of the Company's shareholders.

2.
Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

A.
"Capital Stock"—any of the Company's authorized, but unissued, shares of voting common stock, par value of One Cent ($0.01) designation.

B.
"Code"—the Internal Revenue Code of 1986, as amended from time to time.

C.
"Committee" means a committee consisting solely of not less than three members of the Board of Directors of the Company, each of whom is a director who satisfies each of the following requirements:

i.
The director qualifies as a "non-employee director" within the meaning of, and to the extent required to comply with, Rule 16b-3 of the Exchange Act or any successor provision promulgated under the Exchange Act;

ii.
The director qualifies as an "outside director" within the meaning of, and to the extent required to comply with, Code Section 162(m); and

iii.
The director complies with the requirements for listing of the Company's securities on the Nasdaq National Market, including the following and any amended or successor requirements as may exist from time to time:

(a)
The director is not and has not been, and no Family Member is or has been, employed as an executive officer by the Company or any of its affiliates in the three years immediately prior to the date of the determination of the director's status;

(b)
The director, if a former partner or employee of the Company's outside auditor, did not work on the Company's audit engagement within the three years immediately prior to the date of the determination of the director's status;

(c)
During the three years immediately prior to the date of the determination of the director's status, the director has not received, nor has any Family Member received, collectively, any payments (including political contributions) in excess of Sixty Thousand Dollars ($60,000) from the Company, excluding compensation for service on the Board of Directors;

(d)
The director was not an executive officer of a not-for-profit organization to which the Company made payments in excess of the greater of Two Hundred Thousand Dollars ($200,000) or five percent (5%) of the gross revenues of either the Company or the not-for-profit organization;

(e)
The director is not currently, and has not been within the three years immediately prior to the date of the determination of the director's status, a member of an interlocking compensation committee; and

      (f)
      The director does not have a relationship with any person, entity or organization the nature of which, in the opinion of the Board of Directors, would interfere with such director's exercise of independent judgment in carrying out such director's responsibilities for, or on behalf of, the Company.

    For purposes of this section, the term "interlocking compensation committee" means a compensation committee of another entity with a member who: (1) was, during the Company's most recent fiscal year, an officer or employee of the Company or any of its subsidiaries; (2) was formerly an officer of the Company or any of its subsidiaries; or (3) had any relationships with the Company requiring disclosure under any paragraph of Item 404 of Regulation S-K promulgated under the Exchange Act.

    The term "Committee" shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

  D.
  "Company"—Shuffle Master, Inc., a Minnesota Corporation, and any of its Subsidiaries or its Parent.

  E.
  "Disability means a physical or mental impairment which prevents an Optionee from performing his duties as a director (or, if the Optionee has become an employee as described in Section 6(F), from performing his regularly-scheduled duties as an employee), and which is expected to be of long duration or result in death. All determinations as to an Optionee's disability status shall be made by the Committee in its discretion and on the basis of such evidence as it shall deem appropriate; provided, however that if an Optionee qualifies as disabled within the definition of Code Section 22(e)(3) or qualifies for disability income benefits under a long-term disability benefit plan or insurance policy maintained by the Company or a long-term disability insurance policy maintained by the Optionee individually, such qualification shall be conclusive evidence of the Optionee's disability for purposes of this Plan.

  F.
  "Exchange Act"—the Securities Exchange Act of 1934, as amended.

  G.
  "Exercise Price"—the price per share at which an Option may be exercised.

  H.
  "Fair Market Value"—the price per share determined as follows: (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System ("Nasdaq NMS"), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

  I.
  "Family Member"—includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which Family Members have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

  J.
  "Non-Employee Director"—a member of the Board of Directors who, at the time of the grant of an Option, is not also an employee of the Company.

  K.
  "Option"—an option to purchase Capital Stock of the Company, which is not intended to qualify as an incentive stock option as defined in Section 422 of the Code.

  L.
  "Option Agreement"—a written agreement pursuant to which the Company grants an option to an Optionee and sets the terms and conditions of the Option.

  M.
  "Option Date"—the date upon which an Option Agreement for an Option granted pursuant to this Plan is duly executed by or on behalf of the Company.

  N.
  "Option Stock"—the voting common stock of the Company (subject to adjustment as described in Section 7) reserved for Options pursuant to this Plan, or any other class of stock of the Company which may be substituted therefor by exchange, stock split or otherwise.

  O.
  "Optionee"—a Non-Employee Director to whom an Option has been granted under the Plan.

  P.
  "Plan"—this 2003 Stock Option Plan for Non-Employee Directors, as amended hereafter from time to time.

  Q.
  "Subsidiary"—any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the option, each of the companies other than the last company in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

  R.
  "Parent"—a company that directly, or indirectly through related companies, owns more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the Company. The term shall include a company which becomes such after adoption of this Plan.

  S.
  "Securities Act"—the Securities Act of 1933, as amended.

3.
Option Stock Available Under Plan.

A.
The Company's authorized Capital Stock in an amount equal to five hundred thousand (500,000) shares is hereby made available, and shall be reserved for issuance under this Plan.

B.
The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 7. Except as provided in Section 7, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

4.
Administration. The Plan shall be administered by the Committee. The Company shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be optioned, the Exercise Price, the vesting, the term of exercise, the term during which any such Options may be exercised and the other terms and provisions of the Options. The Committee may from time to time adopt rules and regulations for carrying out the Plan and shall have authority and discretion to interpret and construe any provision of the Plan. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

5.
Eligibility for Options. Options may be granted only to a person who on the date of grant is a Non-Employee Director of the Company.

6.
Terms and Conditions of Options. Whenever the Committee shall grant an Option, it shall communicate to the Secretary of the Company the name of the Optionee, the number of shares to be optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The Chief Executive Officer or other officer of the Company shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

A.
Grant of Option. Options shall be granted pursuant to this Plan as follows:

i.
Grant upon Election or Appointment—Upon the initial election or appointment of a Non-Employee Director, the Committee shall grant Options to such new Non-Employee Director. Such Options shall entitle the Non-Employee Director to purchase such number of shares of Capital Stock as the Committee shall determine, if any. If more than one Non-Employee Director is elected or appointed at the same time, the Committee may vary the number of Options granted to each.

ii.
Annual Grant—Each person who remains a Non-Employee Director on the date of the Company's annual shareholder meeting shall be granted an Option to purchase such number of shares of Capital Stock as the Committee shall determine, if any. If more than one Non-Employee Directors is re-elected at the same time, the Committee may vary the number of Options granted to each.

iii.
Discretionary Grants—In addition to the automatic granting of options pursuant to subsections (i) and (ii) set forth above in this section, the Committee may grant additional options to Non-Employee Directors at such times as the Committee shall determine. Options granted under this subsection shall contain such terms and conditions as determined by the Committee at the time of grant.

      The previous provisions of this Section 6(A) notwithstanding; the maximum number of shares of Option Stock with respect to which Options may be granted to any Non-Employee Director during any fiscal year of the Company shall be limited to thirty thousand (30,000) shares.

  B.
  Exercise Price.

  i.
  The Exercise Price of any Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date.

  ii.
  The Exercise Price shall be subject to adjustment as provided in Section 7 hereof.

  C.
  Time and Manner of Exercise of Option. The vesting (i.e. the date on which an Option shall first become exercisable) and expiration of each Option shall be determined from time to time by the Committee and shall be set forth in the Option Agreement with each Optionee. If not specified by the Committee at the time an Option is granted, such Option shall vest as to one-half of the shares subject to the Option at the close of business on the date of the grant and one-half of the shares subject to the Option on the first 12 months anniversary of the Option Date and shall expire at the close of business on the tenth (10th) anniversary of the Option Date. Notwithstanding the foregoing, no Option may be exercised after ten (10) years from the date on which the option was granted.

  D.
  Termination as Director, Except Death or Disability.

  i.
  Termination Other Than For Cause. Subject to Section 6(D)(ii) below, if an Optionee ceases to be a director of the Company, then such Optionee shall have the right to exercise any vested outstanding Options which were exercisable at the time of such event at any time within twelve (12) months after such event or until the earlier date of termination of exercisability of such Option under this Plan or the Option Agreement, unless otherwise set forth in the Option Agreement. Any vested Options not exercised within the twelve (12) month period shall terminate at the expiration of such period, unless otherwise set forth in the Option Agreement.

  ii.
  Termination For Cause. In the event that an Optionee shall be removed as a director "for cause," the Option shall terminate as of the date that the Optionee is removed as a director. "Cause" shall include but not be limited to: (a) willful breach of any agreement entered into with the Company; (b) misappropriation of the Company's property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (c) conviction of any felony or crime involving moral turpitude.

  E.
  Death or Disability of Optionee. If an Optionee shall die or become Disabled, while a director of the Company, then any Option granted under this Plan, to the extent not already terminated, shall become vested and immediately exercisable at the time of such death or Disability, and shall remain exercisable only for twelve (12) months following his or her date of death or Disability or until the earlier originally stated expiration thereof, unless otherwise set forth in the Option Agreement. In the case of death, such Option shall be exercised pursuant to subsection (G) of this Section 6 by the person or persons to whom the Optionee's rights under the Options shall pass by the Optionee's will or by the laws of descent and distribution, but only to the extent that such Options were exercisable at the time of death.

  F.
  If an Optionee Becomes an Employee. An Optionee who becomes an employee of the Company, while also remaining a director, shall not be eligible to receive a grant of Options under this Plan during any period that he or she is an employee. Any of the Optionee's Options outstanding at the time he or she becomes an employee shall continue to vest and be or become exercisable under the terms of the Option agreement and the provisions of this Plan.

    If an Optionee who becomes an employee later ceases to be a director but remains an employee:

    i.
    his period of employment shall be deemed to constitute service as a director for purposes of this Section 6, and

    ii.
    he shall be deemed to have incurred a termination as director for purposes of this Section 6 on the date that he is no longer either a director or an employee.

  G.
  Transfer of Option.

  i.
  Non-Transferability. Except as permitted by the next subsection, each Option granted hereunder shall, by its terms, not be transferable by the Optionee and shall be, during the Optionee's lifetime, exercisable only by the Optionee or Optionee's guardian or legal representative. Except as permitted by the next subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

    ii.
    Permitted Transfers. Each Option granted hereunder shall, by its terms, be transferable:

    (a)
    by the Optionee to an Optionee's Family Member by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

    (b)
    by will or pursuant to the laws of descent and distribution; or

    (c)
    as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission ("SEC") under the Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

        Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee's guardian or legal representative. Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common stock issuable upon exercise of the Option. Without limiting the generality of the foregoing, any Option shall be subject to termination upon the termination as director, death or Disability of the Optionee to whom the Option was originally granted by the Company without reference to the employment, death or Disability of any permitted transferee. In the event of any transfer of an Option, the obligations of the Company owed to the Optionee shall be owed to the transferee and references in this Plan or in any Option Agreement to the Optionee shall, unless the context otherwise requires, refer to the transferee.

  H.
  Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with such rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only by: (i) written notice to the Company of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Company; and (iii) payment to the Company of the Exercise Price for the number of shares of stock with respect to which the Option is then exercised. Except as set forth in the next sentence, payment of the Exercise Price may be made in any of the following manners:

  i.
  cash, including certified check, bank draft or postal or express money order;

  ii.
  personal check (provided that if payment of the Exercise Price is made by personal check and such personal check is not timely paid by the drawer's bank, such payment shall be deemed not to have been made and any shares issued upon such exercise shall be deemed void and never issued);

    iii.
    by surrender for cancellation of shares of common stock of the Company:

    (a)
    acquired by the Optionee other than by exercise of an Option; or

    (b)
    acquired by the Optionee upon exercise of an Option where the Option Shares being surrendered have been held by the Optionee for at least six months after such exercise; or

    (c)
    acquired by the Optionee upon exercise of an Option where the Option Shares being surrendered have been held by the Optionee for six months or less after such exercise but only if the Optionee has obtained prior approval of the specific surrender (such approval to include at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

      and having a Fair Market Value equal to the exercise price of the Options being exercised (if the shares surrendered have a Fair Market Value in excess of the Exercise Price of the Options being exercised, the Company shall promptly pay to the Optionee an amount equal to the excess of such Fair Market Value over the Exercise Price, not to exceed the Fair Market Value of one share); or

    iv.
    by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

    Notwithstanding the foregoing listing of permissible manners of payment of Exercise Price, the Committee shall have the right, from time to time, to cancel, limit or suspend the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in this subsection (H)(iv) of this Section 6, including the right to cancel, limit or suspend such right as to any one, some, or all Option(s) and as to any one, some, or all Option Holder(s).

    There shall be no exercise at any one time as to fewer than one hundred (100) shares (or such lesser number of shares as the Committee may from time to time determine in its discretion) or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When shares of stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Company before the Option Agreement is returned. When all shares of Optioned stock covered by the Option Agreement have been issued, or the Option shall expire, the Option Agreement shall be canceled and retained by the Company.

  I.
  Delivery of Certificate. An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option Agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option. The Optionee shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where shares are held for unpaid withholding taxes. As promptly as practicable on or after such date, the Company shall issue and deliver to the Optionee a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

  J.
  Other Provisions. The Option Agreements under this Section shall contain such other provisions as the Committee shall deem advisable.

7.
Adjustments. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Exercise Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

  If the Company is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for: (i) other securities of the Company or (ii) securities of another company which has assumed the outstanding options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Company or of such other company as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Exercise Price of the Option before such transaction, the Fair Market Value per share of the common stock immediately before such transaction and the fair market value, immediately after the transaction, of the securities then subject to that Option (or to the option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section.

8.
Acceleration of Vesting and Exercisability Upon Certain Events.

A.
Acceleration of Vesting. Notwithstanding any requirements for vesting and time of exercisability of any Option as set forth in the Option Agreement with each Optionee or as otherwise determined by the Committee, any Option granted under this Plan, to the extent not already terminated, shall become vested and immediately exercisable if any of the following occur:

i.
Any person (other than the Company) shall make a tender offer to acquire such number of shares of the Company's common stock as shall constitute twenty percent (20%) or more of the Company's outstanding common stock;

ii.
The Company shall issue or the Company's officers and directors shall transfer (and/or assign their voting rights related to) shares of common stock (or other securities convertible into or exchangeable for common stock) representing at least twenty percent (20%) of the outstanding common stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and or assignment of voting rights related to) at least twenty percent (20%) of the Company's outstanding common stock) (the percentages set forth in this paragraph to be computed after completion of the subject transactions and as though shares "beneficially owned," as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

    iii.
    A proxy statement, whether issued by the Company or another shareholder, proposes a vote at a shareholder meeting related to any merger of the Company, any sale of substantially all of the Company's assets or any reorganization of the Company involving a change in beneficial ownership of the Company;

    iv.
    A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 of 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

    v.
    The individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purpose of this subsection (A)(v) of this Section, be considered as though such persons were a member of the Board of Directors on the effective date of the Plan;

    vi.
    Any other event which the Committee determines is of similar effect, such determination to be made by the Committee on an event-by-event basis; or

    vii.
    The death or Disability of the Optionee, while a director of the Company.

  B.
  No Limitation on Exercise Period. Nothing in this Section shall limit or shorten the period during which any such option is exercisable. If an option provides for exercisability during a limited period after a contingency is satisfied, and the initial exercisability of the option is accelerated by means of this Section, the expiration of such option shall be delayed until the contingency has been satisfied and the option shall, thereafter remain exercisable for the balance of the period initially contemplated by the option grant. (For example, if an option is granted providing that it shall be exercisable for a period of ninety (90) days after a triggering event, and such option is subject to the provisions of this Section providing that is shall become immediately exercisable, it shall thereafter remain exercisable until such triggering event has occurred and ninety (90) days has passed.)

  C.
  No Extension of Exercise Period. Any acceleration or extension of exercisability pursuant to this Section shall not extend such exercisability beyond the expiration or maximum term set forth in Section 6.

  D.
  Acceleration due to Company Call of Options. Notwithstanding any requirements for vesting and time of exercisability of any Option as set forth in the Option Agreement with each Optionee or as otherwise determined by the Committee, any Option granted under this Plan, to the extent not already terminated and subject to a call provision, shall become vested and immediately exercisable if the Company gives notice of its intention to exercise its right to call such option.

  E.
  Cash Payment for Options. If an event described in Section 8(A) occurs, then the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, and without the consent of any Option recipient affected thereby, may determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Option Stock, as of the effective date of any such Section 8(A) event, cash in an amount equal to the excess of the Fair Market Value of such shares either immediately prior to the effective date of such

    Section 8(A) event or, if greater, determined on the basis of the amount paid as consideration by the other party(ies) to the Section 8(A) event over the exercise price per share of such Options.

  F.
  Limitation on Payments. Notwithstanding anything in Sections 8(A), 8(D) or 8(E) of the Plan to the contrary, if the Company is then subject to the provisions of Section 280G of the Code, and if the acceleration of the vesting of an Option as provided in Section 8(A) or 8(D) or the payment of cash in exchange for all or part of an Option as provided in Section 8(E) (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such recipient has the right to receive from the Company or any company that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such recipient pursuant to Sections 8(A), 8(D) or 8(E) will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such recipient is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 8(F) will, to that extent, not apply.

9.
Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her Option until the exercise of such Option is effective.

10.
No Obligation to Exercise Option; Maintenance of Relationship. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Nothing in the Plan or in any Option Agreement entered into pursuant hereto shall be construed to confer upon any Optionee any right to continue as an employee, consultant or member of the Company's Board of Directors or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

11.
Withholding Taxes. Whenever, under the Plan, shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes resulting from such exercise. In the event that withholding taxes are not paid by the date of exercise, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Optionee as director's fee or otherwise. If withholding taxes are paid by reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise.

12.
Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a "stop transfer" restriction may be placed in the stock transfer records of the Company. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

13.
Modification of Outstanding Options. The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Paragraph 7 hereof, no previously granted Option will be repriced by lowering the Exercise Price thereof, nor will a previously granted Option be cancelled with a subsequent replacement or regrant of that same Option with a lower Exercise Price, without the prior approval of the stockholders of the Company.

14.
Approval of Shareholders. This Plan is expressly subject to approval of the Company's shareholders, and if it is not so approved on or before twelve (12) months after the date of adoption of this Plan by the Board of Directors, the Plan shall not come into effect and any Options granted pursuant to this Plan shall be deemed canceled.

15.
Liquidation. Upon the complete liquidation of the Company, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Company.

16.
Restrictions on Issuance of Shares. Notwithstanding the provisions of Section 6, the Company may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

A.
The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

B.
A no-action letter in respect of the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

C.
Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

      It is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

17.
Termination of the Plan. This Plan shall terminate ten (10) years after the date the Plan is adopted by the Board or the Company's shareholders, whichever is earlier, or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan. The Plan shall also terminate at such earlier date that Options with respect to all shares of Option Stock have been granted and exercised.

18.
Modifications to the Plan. The Board may make such modifications of the Plan as it shall deem advisable, but shall not, without further approval of the stockholders of the Company, and except as provided in Section 7 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option Exercise Price for Options, (c) increase the maximum term of the Options provided for herein, (d) change the class of persons eligible to receive Options under the Plan, or (e) reprice any previously granted Option by lowering the Exercise Price or cancel any previously granted Option with a subsequent replacement or regrant of that same Option with a lower Exercise Price.

19.
General Provisions.

A.
If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

B.
To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed under the laws of the State of Minnesota.

SHUFFLE MASTER, INC.

1106 Palms Airport Drive
Las Vegas, Nevada 89119

SHUFFLE MASTER, INC. 1106 Palms Airport Drive Las Vegas, Nevada 89119	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 12, 2003.

The shares of stock you hold will be voted as you specify below.

The undersigned hereby appoints Mark L. Yoseloff and Gerald W. Koslow, and each of them with full power of substitution, his or her proxies to represent and vote, as designated below, all of the shares of the common stock of Shuffle Master, Inc., registered in the name of the undersigned as of the close of business on January 27, 2003, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on March 12, 2003, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m. Pacific Standard Time, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.

See reverse for voting instructions.

\/ Please detach here \/

1.	To set the number of directors at four (4).			☐	For	☐	Against	☐	Abstain
2.	Election of directors:	01 Mark L. Yoseloff 02 Howard P. Liszt	03 Garry W. Saunders 04 Ken Robson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)
3.
	To approve the Company's 2003 Stock Option Plan for Non-Employee Directors, which authorizes the committee of the board of directors which administers the Plan to grant awards for up to 500,000 shares of common stock under the terms of the Plan.			☐	For	☐	Against	☐	Abstain
4.	In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL #1 and #3.

Address Change? Mark Box        ☐
Indicate changes below:

Date	, 2003

Signature(s) in Box PLEASE DATE AND SIGN ABOVE exactly as your name appears at left, indicating where appropriate, official position or representative capacity.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Table of Contents
PROXY STATEMENT
EXECUTIVE COMPENSATION
EXHIBIT A
EXHIBIT B